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            EXHIBIT 5     OPINION OF MULDOON MURPHY & FAUCETTE LLP




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                   [MULDOON MURPHY & FAUCETTE LLP LETTERHEAD]





                                November 20, 2001



Board of Directors
Indian Village Bancorp, Inc.
100 South Walnut Street
Gnadenhutten, Ohio 44629

      Re: Indian Village Bancorp, Inc. 2000 Stock-Based Incentive Plan Registration Statement on Form S-8 for Offer and Sale of 62,381 Shares of Common Stock

Ladies and Gentlemen:

      We have been requested by Indian Village Bancorp, Inc., a Pennsylvania corporation (the "Company"), to issue a legal opinion in connection with the registration (the "Registration") of 62,381 shares of the Company's Common Stock, $.01 par value (the "Shares"), on Form S-8 under the Securities Act of 1933. The Registration covers 44,558 Shares that may be issued upon the exercise of stock options and 17,823 Shares that may be distributed as restricted stock awards under the Indian Village Bancorp, Inc. 2000 Stock-Based Incentive Plan (the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary.

      Based on the foregoing and limited in all respects to Pennsylvania law, it is our opinion that the Shares reserved for issuance under the Plan have been duly authorized and, upon payment for and issuance of these Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.



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Board of Directors
November 20, 2001
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      The following provisions of the Articles of Incorporation may not be given effect by a court applying Pennsylvania law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:

            Sections D.3 and D.6 of Article 5, which grant the Board the authority to construe and apply the provisions of that Article, Section D.4 of Article 5, to the extent that subsection obligates any person to provide the Board the information such subsection authorizes the Board to demand, and Section D.1 of Article 5, to the extent that subsection limits the amount of shares of Common Stock a shareholder may vote, in each case to the extent, if any, that a court applying Pennsylvania law were to impose equitable limitations upon such authority.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior writtenWe hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel."

      We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein on the authority of "experts" within the meaning of the Securities Act, we are not such experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

                                          Very truly yours,

                                          /s/ Muldoon Murphy & Faucette LLP

                                          MULDOON MURPHY & FAUCETTE LLP